Exhibit 99.1

CafePress Reports Fourth Quarter and Fiscal 2013 Results

2013 Revenue Grew 13% over 2012; International Revenue Up 14%

Company Announces CFO Transition and Engagement of Financial Advisor to Explore Strategic Alternatives

LOUISVILLE, Ky., February 13, 2014—CafePress Inc. (NASDAQ: PRSS), The World’s Customization Engine®, today reported financial results for the three months and full year ended December 31, 2013.

Fourth Quarter Results and Management Commentary

“Sales of CafePress’ customized e-commerce offerings in the fourth quarter resulted in 2013 revenue growth of 13% over 2012,” said CEO Bob Marino. “Product categories including art and home were notably strong during the holiday period, as were custom apparel sales to groups. We also saw strong growth in CafePress Services, which provides scalable e-commerce solutions for large partners including media companies such as CBS and Warner Bros., showing that our strategies in this area are making progress. Additionally, our major initiative to consolidate the majority of our remote manufacturing into our flagship plant during 2013 went well. Our fourth quarter results, however, were negatively impacted by a decrease in average order size, lower conversion rates, as well as higher costs related to the short holiday season.”

Fourth Quarter 2013 Financial Highlights

•	Net revenues totaled $90.5 million, compared to $87.2 million in the fourth quarter of 2012.

•	GAAP net loss was $4.7 million (including stock-based compensation, amortization of intangible assets, acquisition costs, and $8.9 million charge for deferred tax valuation allowance) or adjusted net income, excluding the non cash deferred tax valuation allowance, of $4.2 million, compared to net income of $3.1 million in the fourth quarter of 2012.

•	Adjusted EBITDA was $7.2 million, compared to $9.4 million in the fourth quarter of 2012.

•	Gross profit margin was 37.3% of net revenues, compared to 39.7% in the fourth quarter of 2012.

•	GAAP net loss per diluted share was $(0.27) (including a $0.52 impact from the deferred tax adjustment), compared to net income of $0.18 in the fourth quarter of 2012.

•	Non-GAAP net income (excluding stock-based compensation, amortization of intangible assets, acquisition costs, and $8.9 million charge for deferred tax valuation allowance) was $3.0 million, compared to non-GAAP net income of $5.4 million in the fourth quarter of 2012.

•	Non-GAAP net income per diluted share was $0.18, compared to non-GAAP net income per diluted share of $0.31 in the fourth quarter of 2012.

•	At December 31, 2013, cash, cash equivalents, and short-term investments totaled $36.8 million.

Fourth Quarter 2013 Operating Metrics

•	Orders totaled 2,564,418, a 10% year-over-year increase, including the consolidation of EZ Prints, Inc. into CafePress’ business.

•	Average Order Size (AOS) was $35 including the consolidation of EZ Prints, a 7% year-over-year decrease, reflecting the smaller order size of the EZ Prints B2B business. AOS excluding the impact of EZ Prints was $48, a 4% year-over-year decrease.

Fourth Quarter Operating Highlights

•	Launched a marketplace fan store for Summit Entertainment’s highly anticipated film Divergent, based on the first novel in author Veronica Roth’s best-selling trilogy

•	Launched a curated selection of crowd-sourced CafePress apparel, home goods and accessories on Sears.com and Kmart.com, working with leading integrated retailer Sears Holding (NASDAQ: SHLD)

•	Expanded relationship with Paramount Pictures to add official merchandise for Anchorman 2: The Legend Continues to ParamountStore.com

•	Unveiled a campaign to support American Red Cross Tsunami Relief in the Philippines

•	Launched the official online store for Annoying Orange, a YouTube sensation and top rated show on Cartoon Network

•	Revealed new Signature Series by Imagekind.com featuring individually signed and numbered prints by contemporary artists Eric Joyner and Marcia Baldwin

•	CafePress’ fundraising platform TFUND added additional product options and built an API for partner websites

•	CafePress’ Facebook following surpassed 500,000 fans, partially driven by a popular monthly social “share and win” contest

Business Outlook

“Looking ahead to 2014 we expect to see strong performance from the properties and categories that drove our fourth quarter results. Those gains, however, are expected to be offset by lower growth rates on CafePress.com and slower than expected program and merchandise ramps with certain new partners. We expect that the combination of these factors will result in slower revenue growth in 2014 than in prior years, however we believe the programs we are putting in place will lead to more robust growth in the future” said Marino.

For the first quarter of 2014:

•	Net revenues in the range of $47.5 million to $51.5 million.

•	GAAP net loss ranging from $(7.1) million to $(5.9) million.

•	Adjusted EBITDA ranging from a loss of $(1.8) million to $(0.2) million.

•	GAAP net loss per diluted share of $(0.41) to $(0.34). GAAP net loss includes an estimated $0.7 million to $0.8 million restructuring charge for severance and facilities consolidation.

•	Non-GAAP net loss per diluted share of $(0.16) to $(0.11).

•	Weighted average fully diluted shares estimated at 17.3 million.

For fiscal year 2014:

•	Net revenues ranging from $244 million to $256 million.

•	GAAP net loss ranging from $(12.4) million to $(9.2) million.

•	Adjusted EBITDA of $7.0 million to $11.0 million.

•	GAAP net loss per diluted share of $(0.71) to $(0.53).

•	Non-GAAP net income (loss) per diluted share of $(0.13) to $0.01.

•	Weighted average fully diluted shares of approximately 17.6 million.

•	Total capital expenditures in the range of $11 million to $14 million.

Chief Financial Officer Transition

CafePress also announced that Chief Financial Officer Monica Johnson will begin a transition from the company. Beginning in the second quarter, Chief Information Officer Garett Jackson will become interim Chief Financial Officer. Ms. Johnson will continue in consulting and advisory roles with the Company for the rest of the year. “Monica has been a great partner and a tireless contributor in the myriad of growth channels for CafePress for the past 8 years and we support her decision to begin a transition from her current role. We are very fortunate to have Garett, based in Louisville and with significant CFO experience, on board,” added Marino.

Exploration of Strategic Alternatives

“CafePress announced today that its Board of Directors has authorized the review of various strategic alternatives to enhance value for stockholders. Raymond James & Associates has been retained as exclusive independent financial advisor to assist the Board of Directors in the evaluation of various strategic alternatives,” said Marino.

The Company notes that no decision on any particular alternative has been reached at this time and cautions that there can be no assurances as to whether any strategic alternative will be recommended by the Board or implemented and under what terms and conditions. The Company does not intend to disclose developments with respect to the progress of its evaluation of strategic alternatives until such time as the Board has determined an appropriate course of action or otherwise deems disclosure is necessary.

Fourth Quarter and Fiscal Year 2013 Conference Call

Management will review the fourth quarter and fiscal year 2013 financial results and its forward guidance on a conference call on Thursday, February 13, 2014 at 5:00 p.m. Eastern Standard Time (2:00 p.m. Pacific Time). To participate on the live call, analysts and investors should dial 1-877-941-8416 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, non-GAAP income (loss), and non-GAAP net income (loss) per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include, among other matters, statements regarding the Company’s expectations that the properties and categories which drove results in the fourth fiscal quarter of 2013 will perform strongly in 2014, expected slow growth rates on CafePress.com and with new program and merchandise partners, the Company’s expectations as to the rate of its revenue growth in 2014 compared to prior years, its expectations for 2014, including the statements under the caption “Business Outlook,” including the Company’s expected financial performance and outlook for the first quarter and full year 2014 with respect to net revenues, GAAP net loss, adjusted EBITDA, GAAP net loss per diluted share, non-GAAP net loss per diluted share, weighted average fully diluted shares and total capital expenditures, statements regarding the expected ranges for the restructuring charges and our expectations with respect to Ms. Johnson’s role with us in 2014.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in these forward-looking statements. Factors that might contribute to such differences include, among others, any negative impact to our brand reputation or recognition, or our sales of user-designed products; the interruption of our production and fulfillment operations; interference with our ability to procure or receive inventory; our ability to maintain the proper functioning of our websites; economic conditions generally or downturns and the general state of the economy and consumer spending trends; intensified competition; our ability to attract customers and expand our customer base and meet production requirements; our ability to retain and hire necessary employees and appropriately staff our operations; the impact of seasonality on our business; our ability to timely develop new product and service offerings, as well as consumer acceptance of new technologies and new products and services; our ability to develop additional adjacent lines of business to complement our growth strategies; litigation and claims brought against us, including, but not limited to, claims relating to the securities laws, our content or for infringing or misappropriating intellectual property; our failure to protect the confidential information of our customers; our failure to adequately protect our network from attacks; changes in expense levels; changes in search engine algorithms which may adversely affect the page rankings of our products and services; disruptions in our channel partner relationships or changes in partner product roadmaps which may reduce our revenue or impair our growth; the gain or loss of significant corporate partners or specific partner programs and/or an increase in our dependencies on such corporate partnerships; our ability to provide accurate search results and recommendations across our long tail marketplace catalogues; fluctuations in the revenue contribution as between our various e-commerce properties, risks and uncertainties related to our growth strategy, particularly the success and benefits of any future acquisitions and the integration thereof; and acquisition-related and litigation-related risks and associated expenses and difficulty in estimating impact and costs related thereto.

For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as filed with the Securities and Exchange Commission on November 6 , 2013 and in other reports filed by the Company with the Securities and Exchange Commission from time to time, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

About CafePress (PRSS):

CafePress Inc. is The World’s Customization Engine®. Launched in 1999, CafePress empowers individuals, groups, businesses and organizations to create, buy and sell customized and personalized products online using the company’s innovative and proprietary print-on-demand services and e-commerce platform. CafePress’ portfolio of e-commerce websites and services includes CafePress.com, CanvasOnDemand.com, GreatBigCanvas.com, Imagekind.com, InvitationBox.com, Logosportswear.com and EZ Prints, Inc. Additionally, CafePress Services drives revenue for corporate partners by providing turnkey, personalized e-commerce solutions. For more information click on www.cafepress.com.

CafePress Inc.

Media Relations:

Sarah Segal

650-655-3039

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Alex Wellins

415-217-5861

alex@blueshirtgroup.com

CafePress Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net revenues	$90,503	$87,249	$245,856	$217,786
Cost of net revenues	56,750	52,584	152,352	128,599

Gross profit	33,753	34,665	93,504	89,187

Operating expenses:
Sales and marketing	20,947	19,640	63,736	53,978
Technology and development	5,459	5,111	20,874	14,921
General and administrative	4,535	4,628	17,720	16,809
Acquisition-related costs	(1,992)	916	(1,668)	3,424

Total operating expenses	28,949	30,295	100,662	89,132

Income (loss) from operations	4,804	4,370	(7,158)	55
Interest income	3	18	40	76
Interest expense	(52)	(56)	(204)	(202)
Other (expense) income, net	(5)	—	(6)	—

Income (loss) before income taxes	4,750	4,332	(7,328)	(71)
Provision for income taxes	9,433	1,227	6,173	11

Net Income (loss)	$(4,683)	$3,105	$(13,501)	$(82)

Net income (loss) per share of common stock:
Basic	$(0.27)	$0.18	$(0.79)	$(0.01)

Diluted	$(0.27)	$0.18	$(0.79)	$(0.01)

Shares used in computing net income (loss) per share of common stock:
Basic	17,168	17,113	17,143	15,021

Diluted	17,168	17,280	17,143	15,021

CafePress Inc.

Condensed Consolidated Balance Sheet

(In thousands, except par value amounts)

(Unaudited)

	December 31, 2013	December 31, 2012
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,335	$31,198
Short-term investments	3,475	9,403
Accounts receivable	8,310	10,390
Inventory	9,493	9,765
Deferred tax assets	—	2,794
Deferred costs	2,721	3,756
Prepaid expenses and other current assets	6,862	4,844

Total current assets	64,196	72,150
Property and equipment, net	21,964	19,892
Goodwill	39,448	40,231
Intangible assets, net	15,003	19,979
Deferred tax assets	—	4,417
Other assets	829	863

TOTAL ASSETS	$141,440	$157,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,073	$15,088
Partner commissions payable	5,210	7,451
Accrued royalties payable	6,728	6,724
Accrued liabilities	12,541	17,761
Income taxes payable	—	765
Deferred revenue	5,045	9,099
Short-term borrowings	—	894
Capital lease obligations, current	579	531

Total current liabilities	53,176	58,313
Capital lease obligations, non-current	2,034	2,282
Other long-term liabilities	2,576	3,628

TOTAL LIABILITIES	57,786	64,223

Stockholders’ Equity :
Preferred stock, $0.0001 par value: 10,000 shares authorized as of December 31, 2013 and 2012; none issued and outstanding	—	—
Common stock, $0.0001 par value - 500,000 shares authorized and 17,173 and 17,114 shares issued and outstanding as of December 31, 2013 and 2012, respectively	2	2
Additional paid-in capital	97,736	93,890
Accumulated deficit	(14,084)	(583)

TOTAL STOCKHOLDERS’ EQUITY	83,654	93,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$141,440	$157,532

CafePress Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(13,501)	$(82)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,081	6,294
Amortization of intangible assets	4,976	3,647
Gain on disposal of fixed assets	(160)	(75)
Stock-based compensation	3,773	4,183
Change in fair value of contingent consideration liability	(4,490)	100
Deferred income taxes	7,993	(1,704)
Tax (short-fall) benefit from stock-based compensation	(69)	(28)
Excess tax benefits from stock-based compensation	—	(142)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	2,080	(6,057)
Inventory	272	(2,136)
Prepaid expenses and other current assets	(1,153)	(3,140)
Other assets	34	(172)
Accounts payable	7,930	3,351
Partner commissions payable	(2,241)	1,709
Accrued royalties payable	4	270
Accrued and other liabilities	7	2,863
Income taxes payable	(765)	(774)
Deferred revenue	(4,054)	2,003

Net cash provided by operating activities	9,717	10,110

Cash Flows from Investing Activities:
Purchase of short-term investments	(3,475)	(9,403)
Proceeds from maturities of short-term investments	9,403	8,437
Purchase of property and equipment	(6,279)	(8,039)
Capitalization of software and website development costs	(3,995)	(2,973)
Proceeds from disposal of fixed assets	170	94
Decrease (increase) in restricted cash	170	255
Acquisition of businesses, net of cash acquired	—	(35,666)

Net cash used in investing activities	(4,006)	(47,295)

Cash Flows from Financing Activities:
Payment of short term borrowings	(894)	—
Principal payments on capital lease obligations	(545)	(477)
Proceeds from exercise of common stock options	60	298
Proceeds from sales of common stock in initial public offering, net	—	41,770
Borrowings under insurance financing	940	—
Payments under insurance financing	(684)	—
Excess tax benefits from stock based compensation	—	142
Payments of contingent consideration	(2,451)	(1,250)

Net cash provided by (used in) financing activities	(3,574)	40,483

Net increase in cash and cash equivalents	2,137	3,298
Cash and cash equivalents — beginning of period	31,198	27,900

Cash and cash equivalents — end of period	$33,335	$31,198

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$178	$201
Income taxes paid during the period	997	2,517
Noncash Investing and Financing Activities:
Property and equipment acquired under rent agreement	$321	$116
Property and equipment acquired under capital lease	345	—
Accrued purchases of property and equipment	173	32
Conversion of preferred stock	—	22,811
Common stock issued for acquisition	—	830
Contingent consideration recorded in connection with business acquisitions	—	7,111

Stock-based compensation is allocated as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Cost of net revenues	$48	$64	$216	$238
Sales and marketing	45	150	387	573
Technology and development	72	21	250	191
General and administrative	650	886	2,920	3,181

Total stock-based compensation expense	$815	$1,121	$3,773	$4,183

CafePress Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net income (loss)	$(4,683)	$3,105	$(13,501)	$(82)
Non-GAAP adjustments:
Interest and other (income) expense, net	54	38	170	126
Provision for income taxes	9,433	1,227	6,173	11
Depreciation and amortization	2,430	1,845	9,081	6,294
Amortization of intangible assets	1,142	1,152	4,976	3,647
Acquisition-related costs	(1,992)	916	(1,668)	3,424
Stock-based compensation	815	1,121	3,773	4,183

Adjusted EBITDA*	$7,199	$9,404	$9,004	$17,603

*	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments which were initially recorded in connection with our acquisition of substantially all of the assets of L&S Retail Ventures, Inc. and Logo’d Softwear, Inc., and the business acquisition of EZ Prints, Inc. and third-party fees incurred as part of our acquisitions of L&S Retail Ventures, Inc., Logo’d Softwear, Inc. and EZ Prints, Inc.

CafePress Inc.

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Income (loss) from operations	$4,804	$4,370	$(7,158)	$55
Non-GAAP adjustments:
Amortization of intangible assets	1,142	1,152	4,976	3,647
Acquisition-related costs	(1,992)	916	(1,668)	3,424
Stock-based compensation	815	1,121	3,773	4,183

Non-GAAP operating income (loss)	$4,769	$7,559	$(77)	$11,309

CafePress Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) per Diluted Share

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net income (loss)	$(4,683)	$3,105	$(13,501)	$(82)
Non-GAAP adjustments:
Amortization of intangible assets	1,142	1,152	4,976	3,647
Acquisition-related costs	(1,992)	916	(1,668)	3,424
Stock based compensation	815	1,121	3,773	4,183
Provision (benefit) from income taxes	7,767	(903)	6,263	(3,131)

Non-GAAP net income (loss)	$3,049	$5,391	$(157)	$8,041

Non-GAAP net income (loss) per share:
Basic	$0.18	$0.32	$(0.01)	$0.49

Diluted	$0.18	$0.31	$(0.01)	$0.48

Shares used in computing Non-GAAP net income (loss) per share:
Basic	17,168	17,113	17,143	16,428

Diluted	17,348	17,280	17,143	16,823

CafePress Inc.

User Metrics Disclosure

	Three Months Ended December 31,
	2013	2012
User Metrics
Orders	2,564,418	2,323,696
year-over-year growth	10%	14%
Average Order Value	$35	$37
year-over-year growth	-7%	-25%
Average Order Value (excluding EZ Prints)	$48	$50
year-over-year growth	-4%	0%

CafePress Inc.

Reconciliation of Forward Looking Guidance: GAAP Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

	Q1 2014		Fiscal 2014
	From	To	From	To
Net loss	$(7,100)	$(5,900)	$(12,400)	$(9,200)
Non-GAAP adjustments:
Non-GAAP expenses (1)	2,000	2,100	8,000	8,300
Depreciation and amortization	2,400	2,600	10,200	10,600
Restructuring	700	800	700	800
Interest and other (income) expense, net	100	100	200	200
Provision (benefit) for income taxes	100	100	300	300

Adjusted EBITDA (2)	$(1,800)	$(200)	$7,000	$11,000

(1)	Includes amortization of intangible assets, stock based compensation and acquisition related costs.

(2)	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments which were initially recorded in connection with our acquisition of substantially all of the assets of L&S Retail Ventures, Inc. and Logo’d Softwear, Inc., and the business acquisition of EZ Prints, Inc. and third-party fees incurred as part of our acquisitions of L&S Retail Ventures, Inc., Logo’d Softwear, Inc. and EZ Prints, Inc.

CafePress Inc.

Reconciliation of Forward Looking Guidance: GAAP Net Income (Loss) to Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) per Diluted Share

(In thousands, except per share amounts)

	Q1 2014		Fiscal 2014
	From	To	From	To
Net income (loss)	$(7,100)	$(5,900)	$(12,400)	$(9,200)
Non-GAAP adjustments:
Non-GAAP expenses (1)	2,000	2,100	8,000	8,300
Restructuring	700	800	700	800
Provision from income taxes	1,600	1,100	1,500	200

Non-GAAP net income (loss)	$(2,800)	$(1,900)	$(2,200)	$100

GAAP net income (loss) per share:
Basic	$(0.41)	$(0.34)	$(0.71)	$(0.53)

Diluted	$(0.41)	$(0.34)	$(0.71)	$(0.53)

Non-GAAP net income (loss) per share:
Basic	$(0.16)	$(0.11)	$(0.13)	$0.01

Diluted	$(0.16)	$(0.11)	$(0.13)	$0.01

Shares used in computing GAAP/Non-Gaap net income (loss) per share:
Basic	17,268	17,268	17,418	17,418

Diluted	17,268	17,268	17,418	17,598

(1)	Includes amortization of intangible assets, stock based compensation and acquisition related costs.